                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 13, 1998, relating to the financial statements of Tri Star Web Creations, Inc.; our report dated September 4, 1998 relating to the consolidated financial statements of GEN International, Inc. and Subsidiaries, and our report dated January 24, 1999 relating to the financial statements of Digiweb, Inc., which reports appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                 /s/ Urbach Kahn & Werlin PC
                                                 ------------------------------

New York, NY
July 2, 1999